As filed with the Securities and Exchange Commission on March 4, 1997
                            Registration No. 33-41917
           ==========================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                      CALIFORNIA FINANCIAL HOLDING COMPANY
             (Exact name of registrant as specified in its charter)


           Delaware                                        68-0150457
 (State or other jurisdiction                           (I.R.S. employer
of incorporation or organization)                        identification number)


                              501 West Weber Avenue
                           Stockton, California 95203
                                 (209) 948-1675
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              ---------------------
                               Robert V. Kavanaugh
                                    President
                      California Financial Holding Company
                              501 West Weber Avenue
                           Stockton, California 95203
                                 (209) 948-1675
                     (Name, address, including zip code, and
                        telephone number, including area
                      code, of agent for service)

                                   Copies of
                               correspondence to:
                              Simon M. Nadler, Esq.
                           Kirkpatrick & Lockhart LLP
                         1800 Massachusetts Avenue, N.W.
                                  Second Floor
                           Washington, D.C. 20036-1800
                             -----------------------
      Approximate date of commencement of proposed sale to the public: N/A

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [x]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                          ---------------------------

         The Registrant hereby removes from registration 140,761 shares of its common stock $.01 par value ("Shares"), that were registered with respect to its Automatic Dividend Reinvestment and Cash Payment Plan ("Plan").

         The Registrant initially registered 200,000 Shares with respect to the Plan. 59,239 Shares were issued before the Plan was terminated on December 10, 1996.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stockton, State of California, on this 3rd day of March, 1997.

                                    CALIFORNIA FINANCIAL HOLDING COMPANY


                                    By:  /s/ David K. Rea
                                       --------------------------------
                                       David K. Rea,
                                       Chief Executive Officer,
                                       Director and Chairman
                                       of the Board

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to its Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


  SIGNATURE                       TITLE                         DATE
  ---------                       -----                         ----

/s/ David K. Rea               Chief Executive Officer,       March 3, 1997
-----------------------        Director, and Chairman
David K. Rea                   of the Board (Principal
                               Executive Officer)


/s/ Robert V. Kavanaugh        President, Chief               March 3, 1997
------------------------       Operating Officer and
Robert V. Kavanaugh*           Director


/s/ G. Thomas Egan             Director                       March 3, 1997
-----------------------
G. Thomas Egan*


/s/ D. Donald Geiger           Director                       March 3, 1997
-----------------------
D. Donald Geiger*


/s/ Jerald Kirsten             Director                       March 3, 1997
-----------------------
Jerald Kirsten*


/s/ Gerald L. Barton           Director                       February 28, 1997
-----------------------
Gerald L. Barton


/s/ Jane R. Butterfield        Senior Vice President          March 3, 1997
-----------------------        and Chief Financial
Jane R. Butterfield*           Officer (Principal
                               Financial Officer and
                               Principal Accounting
                               Officer)



*By David K. Rea as attorney-in-fact.